UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ORTHOFIX INTERNATIONAL N.V.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following presentation materials were used by the Company on March 16, 2009.

Investor Presentation
March 16, 2009

Peer Group
Our appropriate peer group, based on:
• Revenue
• Market Cap
• Product segments
• Wright Medical Group Inc. (Nasdaq:WMGI)
• Integra Lifescience Holdings Corp. (Nasdaq:IART)
• Alphatec Holdings, Inc. (Nasdaq:ATEC)
• Symmetry Medical Inc. (NYSE:SMA)
• NuVasive Inc. (Nasdaq:NUVA)
• ArthroCare Corporation (Nasdaq:ARTC)

300.0%
250.0%
200.0%
150.0%
100.0%
50.0%
0.0%
NUVA
WMGI
IART
OFIX
SMA
ATEC
ARTC

ORTHOFIX

3 year weekly closing prices, as a %
3/13/2006
3/9/2009
When trended against our peers…

105.0%
100.0%
95.0%
90.0%
85.0%
80.0%
75.0%
70.0%
65.0%
60.0%
55.0%
50.0%
45.0%
40.0%
35.0%
30.0%
25.0%
20.0%
15.0%
10.0%
5.0%
0.0%
9/8/08
9/15/08
9/22/08
9/29/08
10/6/08
10/13/08
10/20/08
10/27/08
11/3/08
11/10/08
11/17/08
11/24/08
12/1/08
12/8/08
12/15/08
12/22/08
12/29/08
1/5/09
1/12/09
1/20/09
1/26/09
2/2/09
2/9/09
2/17/09
2/23/09
3/2/09
3/9/09
NASDAQ
OFIX

ORTHOFIX

6 month weekly closing prices, as a %
Q3 Earnings
11/6/2008
$10M Debt Pmt
12/17/2008
MTF accelerated
2/11/2009
MTF Milestone Met
12/15/2008
When trended against Nasdaq…

130.0%
120.0%
110.0%
100.0%
90.0%
80.0%
70.0%
60.0%
50.0%
40.0%
30.0%
20.0%
10.0%
0.0%
2/11/2009 2/12/2009 2/13/2009 2/17/2009 2/18/2009 2/19/2009 2/20/2009 2/23/2009 2/24/2009 2/25/2009 2/26/2009 2/27/2009 3/2/2009 3/3/2009 3/4/2009 3/5/2009 3/6/2009 3/9/2009 3/10/2009 3/11/2009 3/12/2009 3/13/2009
OFIX
SMA
NUVA
ARTC
IART
WMGI
ATEC
ORTHOFIX

0
Daily closing prices as a %
Since our Q4 2008 Earnings Call (2/12/2008)
When trended against our peers since our Q4 earnings and 2009 guidance release

Ramius continues to make false statements…
Jim Gero Bio  - Slide 17 of Ramius presentation to RMG states as second bullet point under Gero "Chairman of Clearwire, Inc. - stock price has declined 88% since the
 IPO".
Fact - Mr. Gero hadn't been a chairman, a board member or member of management for several years prior to the Mar 2007 IPO;
Tom Kester Bio - Slide 17 of Ramius presentation to RMG states as second bullet under
 Kester "He has no other public or private board experience."
Fact - Mr. Kester sits on the boards of two nonprofit corporations.  Additionally, Ramius fails to mention Mr. Kester’s vast experience with 28 years in public accounting and
 18 years as an audit partner with KPMG

Ramius continues to make false statements (cont.)
Netherlands Antilles law - Ramius' letter and press release on March 9
 (as filed with the SEC) state that "The current [OFIX] Board scheduled the Special Meeting on a date that is as far out as possible under Netherlands Antilles law…"
Fact - Orthofix’s Netherlands Antilles legal counsel advised OFIX that there is no specific law governing the timing of SGM's and no specific requirements.  OFIX could have scheduled the meeting far later.  Ramius' statement falsely implies that the OFIX board delayed the special meeting.

Ramius continues to make false statements (cont.)
PR Firm - Ramius' letter and press release on March 9 (as filed with the SEC) state that "...Orthofix ended a long-term relationship with a well-regarded financial public relations firm and decided instead to engage an extremely expensive public affairs firm…"
Fact - This statement is false as Orthofix did not have any relationship with any public relations firm (well-regarded or otherwise)

Corporate overhead- For the last 12 months these costs have
ballooned to over $20 million, excluding on-time items. The Board must take prompt steps to reduce corporate overhead expenses.
Fact- The corporate costs in 2008 included $7.2 million of non-
recurring costs primarily related to the exploration of a divestiture of our fixation assets. Without these expenses, corporate costs increased just
8% versus the prior year. This increase includes costs related to an enhanced company-wide compliance program. The 2009 budget
includes a 3% reduction in corporate overhead versus 2008.
Ramius continues to make false statements (cont.)

Corporate overhead- Orthofix’s highly distributed infrastructure is neither efficient or cost-effective, and should be remedied immediately.
Fact- Total corporate level expenses have increased only 19%
between ’06 and budgeted ’09, versus a revenue increase of 48% over the same period of time. Orthofix regularly evaluates operational efficiencies and talent needs. For example, at Breg we opened a 2nd facility in Mexicali, Mexico, relocating select employees resulting in a
3% improvement in cost of goods sold.
Ramius continues to make false statements (cont.)

*Source: http://www.cushwake.com
Boston office- "Board approved move of corporate headquarters to the Prudential Tower in
 Boston...Arguably some of the most expensive real estate in Boston“
"Orthofix is inefficient with a highly distributed corporate structure...Legal, Finance, and Accounting groups in North Carolina until recently"
Ramius continues to make false statements (cont.)
The Fact- Boston office is subleased at $27/sq ft which included furniture.
• According to Cushman & Wakefield* (August, 2008) Boston commercial space increased to over
 $50/sq ft. in 2008;
• The finance and accounting functions were relocated to Boston in Q2 of 2008. Involved were 2 position relocations, 8 local hires, and 6 local employees who have been in Boston since 2006.

Trinity® and Trinity® Evolution™ Facts
Fact: Trinity was 9% of total Blackstone revenue prior to acquisition.
 Product was significantly supply constrained;
Fact: Orthofix did complete due diligence prior to completing the acquisition;
Fact: As a result of Orthofix’s execution, 2008 total Trinity revenue was
 $22.5m, which was 20% of Blackstone’s total 2008 revenue;
Fact: FDA approval is not required for Trinity Evolution which falls under FDA’s HCT/P regulatory process for human tissue.

VIA E-MAIL AND OVERNIGHT COURIER

Sharper Image Corporation

350 The Embarcadero, 6th Floor

San Francisco, California 994105

Attention: Board of Directors

Gentlemen:

As you know, I have been considering for some time whether to resign from the Board of Sharper Image. I have tremendous respect for the progress you and the team have made in turning around the company. Given the size of Ramius' portfolio and the other investments I am involved in, continuing as an active member of the Board of Directors of Sharper Image is no longer the best use of my time and resources. As a result, I am resigning from the Board of Directors of Sharper Image, effective the close of business on Friday, January 25, 2008.

Sincerely,

/s/ Peter A. Feld

Peter A. Feld

Ramius Capital Group

ORTHOFIX

Source: www.sec.gov
Ramius Nominees
Peter Feld has no apparent healthcare
 or operating experience
 • Was a director of Sharper Image for
 only 5 months just prior to its
 bankruptcy.
 • Joined the board of CPI Corp., a
 portrait studio company, in 2008. In
 November 2008, CPI Corp was in
 danger of being delisted by the NYSE
 and was required to submit a plan in
 45 days to prevent delisting.

Ramius Nominees (cont.)
Steven Lee is the former CEO of Polymedica
 • In 1998, the federal government began investigating two Polymedica subsidiaries.
 • In 2001, two “whistleblower” lawsuits were filed in federal courts claiming false claims were submitted to Medicare resulting in over billing to federal healthcare programs.
 • In 2002, Mr. Lee left PolyMedica after a Medicare fraud investigation was initiated by the
 U.S. Department of Justice against the Company.
 • In 2004, the Company paid $35 million settlement to the U.S. Government to resolve the civil allegations and administrative sanctions related to the alleged misconduct.
 • Served on the Board of Directors of ICN Pharmaceuticals (now called Valeant
 Pharmaceuticals International) from 2001 to 2004. As the result of an investigation by the
 Securities and Exchange Commission, Valeant restated nearly a decade of financial statements as a result of inappropriate backdating of stock options.

J. Michael Egan
• President and Chief Executive Officer, Steadman Hawkins Research Foundation
• Director, Venture Lending & Leasing IV Inc.
• Director, Western Technology Investment
• Chairman of the Board of Directors, iBalance Medical
• The Deeming Board for the University of Colorado Leeds School of Business
Charles T. Orsatti
• Managing Partner, Fairfield Capital Partners
• Director, AngioDynamics, Inc.
• Director, SRI Surgical Express
Orthofix has offered to interview Mr. Egan and Mr. Orsatti. Ramius has ignored our requests.
Ramius Nominees (cont.)

$ 9.0 M
$ 8.5 M
$ 8.0 M
$ 7.5 M
$ 7.0 M
$ 6.5 M
$ 0.0 M
Jan 08
Feb 08
Mar 08
Apr 08
May 08
Jun 08
Jul 08
Aug 08
Sep 08
Oct 08
Nov 08
Dec 08
USA

ORTHOFIX

Blackstone Recovery
Monthly US Revenue, Blackstone
BM
pro
motio
n
MTF
announced

About Orthofix

Orthofix International, N.V., a global medical device company, offers a broad line of minimally invasive surgical, and non-surgical, products for the spine, orthopedic, and sports medicine market sectors that address the lifelong bone-and-joint health needs of patients of all ages–helping them achieve a more active and mobile lifestyle. Orthofix’s products are widely distributed around the world to orthopedic surgeons and patients via Orthofix’s sales representatives and its subsidiaries, including BREG, Inc. and Blackstone Medical, Inc., and via partnerships with other leading orthopedic product companies. In addition, Orthofix is collaborating in R&D partnerships with leading medical institutions such as the Orthopedic Research and Education Foundation, Rutgers University, the Cleveland Clinic Foundation, Texas Scottish Rite Hospital for Children and National Osteoporosis Institute. For more information about Orthofix, please visit www.orthofix.com.

Forward-Looking Statements

This communication contains certain forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which may include, but are not limited to, statements concerning the projections, financial condition, results of operations and businesses of Orthofix and its subsidiaries and are based on management's current expectations and estimates and involve risks and uncertainties that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements.

Factors that could cause or contribute to such differences may include, but are not limited to, risks relating to the expected sales of its products, including recently launched products, unanticipated expenditures, changing relationships with customers, suppliers and strategic partners, risks relating to the protection of intellectual property, changes to the reimbursement policies of third parties, changes to and interpretation of governmental regulation of medical devices, the impact of competitive products, changes to the competitive environment, the acceptance of new products in the market, conditions of the orthopedic industry and the economy, corporate development and market development activities, including acquisitions or divestitures, unexpected costs or operating unit performance related to recent acquisitions and other factors described in our annual report on Form 10-K and other periodic reports filed by the Company with the Securities and Exchange Commission.

Important Additional Information

Orthofix International N.V. (“Orthofix”) has filed a definitive proxy statement, dated February 26, 2009, with the SEC in connection with a special general meeting of shareholders of Orthofix to be held on April 2, 2009 at which Ramius Capital and certain of its affiliates propose to make changes to the composition of Orthofix's board of directors. SHAREHOLDERS ARE URGED TO READ ORTHOFIX'S DEFINITIVE PROXY MATERIALS AND ANY OTHER RELEVANT SOLICITATION MATERIALS FILED BY ORTHOFIX WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and shareholders may obtain a free copy of the proxy statement and other materials filed by Orthofix with the SEC at the SEC's website at www.sec.gov, at Orthofix's website at www.orthofix.com, or by contacting Georgeson, 199 Water Street, 26th Floor, New York, NY 10038 or by calling (212) 440-9800 (bankers and brokers) or toll-free (800) 323-4133 (all others).

Orthofix and its directors and certain executive officers are participants in the solicitation of proxies in connection with the special general meeting of shareholders. The names of such persons are: James F. Gero, Peter J. Hewett, Jerry C. Benjamin, Charles W. Federico, Dr. Guy J. Jordan, Ph.D., Thomas J. Kester, CPA, Alan W. Milinazzo, Maria Sainz, Dr. Walter P. von Wartburg, Kenneth R. Weisshaar, Robert S. Vaters, Michael Simpson, Bradley R. Mason, Raymond C. Kolls, J.D., and Michael M. Finegan. Information regarding such participants, as well as each such person's respective interests in Orthofix (whether through ownership of Orthofix securities or otherwise), is set forth in Orthofix's definitive proxy statement dated February 26, 2009, which may be obtained free of charge at the SEC's website at www.sec.gov, Orthofix's website at www.orthofix.com, or by contacting Georgeson, 199 Water Street, 26th Floor, New York, NY 10038 or by calling (212) 440-9800 (bankers and brokers) or toll-free (800) 323-4133 (all others).